SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 5, 2007

Date of Report (Date of earliest event reported)

EDGAR Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26071	06-1447017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Washington Street, Norwalk, Connecticut 06854

(Address of principal executive offices) (Zip Code)

(203) 852-5666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 5, 2007 (the “Effective Date”), Edgar Online, Inc. (the “Company”) entered into a Financing Agreement (the “Financing Agreement”) with Rosenthal & Rosenthal, Inc. (“Rosenthal”), as Lender, to provide the Company with additional working capital Under the Financing Agreement, Rosenthal has made a term loan in the principal amount of $2,500,000 to the Company and has agreed to provide to the Company up to an additional $2,500,000 under a revolving line of credit, subject to Rosenthal’s discretion and the maintenance of certain collateral ratios and financial covenants by the Company (the term loan and the revolving credit are referred to in this Report as the “Rosenthal Facility”). Interest on outstanding borrowings under the Financing Agreement is payable at variable rates of interest equal to 2.5% over the published JPMorgan Chase prime rate in the case of the term loan and 2% above the JPMorgan Chase prime rate on borrowings under the revolving credit facility. The Company’s obligations under the term loan are evidenced by a secured Term Note and all of the Company’s obligations to Rosenthal are secured by a first priority security interest in substantially all of the Company’s assets.

The Rosenthal Facility terminates on March 30, 2010 unless sooner terminated by either party in accordance with the terms of the Financing Agreement. In connection with the Financing Agreement, the Company has sold to Rosenthal for a purchase price of $5,000 warrants to purchase 100,000 shares of the Company’s common stock at an exercise price equal to $2.81 which was the market price of the Company’s common stock on the closing date of the transaction. In connection with this transaction the Company will pay its financial advisor Westwood Capital, LLC the sum of $125,000, representing 3% of the gross principal amount of the term loan and 2% of the gross principal amount of the revolving credit.

The foregoing summary of the terms of the Financing Agreement and the related agreements between the Company and Rosenthal are qualified in their entirety to the actual terms of the Financing Agreement and the ancillary agreements that are filed as exhibits to this Report.

Item 3.02	Unregistered Sales of Equity Securities.

(a) On the Effective Date, the Company issued to Rosenthal a warrant (the “Warrant”) to purchase 100,000 shares of common stock at a price per share equal to $ 2.81, which was the market price of the Company’s common stock on the Effective Date. The Warrant expires on April 30, 2010

(c) The Warrant was sold to Rosenthal for a purchase price equal to $5,000, representing $.05 per share for which the Warrant is exercisable.

(d) The Warrant was issued in a private placement under the exemption set forth in Section 4(2) of the Securities Act of 1933 Act (the “Act”). The Company has granted Rosenthal “piggyback” registration rights under which the Company is obligated to register the shares of common stock issuable on exercise of the Warrant under circumstances detailed in the Warrant.

(e) The Warrant is exercisable at a price per share equal to$2.81, which was the market price of the Company’s common stock on the Effective Date, subject to customary adjustment provisions.

The foregoing summary of certain terms of the Warrant is qualified by reference to the actual terms of the instrument that is included as an exhibit with this filing.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

10.1	Financing Agreement dated April 5, 2007 by and between Edgar Online, Inc. and Rosenthal & Rosenthal, Inc.

10.2	General Security Agreement dated April 5, 2007 by and between Edgar Online, Inc. and Rosenthal & Rosenthal, Inc.

10.3	General Security Agreement dated April 5, 2007 by and between FreeEdgar.com, Inc. and Rosenthal & Rosenthal, Inc.

10.4	General Security Agreement dated April 5, 2007 by and between Financial Insight Systems, Inc. and Rosenthal & Rosenthal, Inc.

10.5	Intellectual Property Security Agreement dated April 5, 2007 by and between Edgar Online, Inc. and Rosenthal & Rosenthal, Inc.

10.6	Intellectual Property Security Agreement dated April5, 2007 by and between FreeEdgar.com, Inc. and Rosenthal & Rosenthal, Inc.

10.7	Intellectual Property Security Agreement dated April 5, 2007 by and between Financial Insight Systems, Inc. and Rosenthal & Rosenthal, Inc.

10.8	Warrant dated April 5, 2007 issued to Rosenthal & Rosenthal, Inc.

10.9	Guarantee dated April 5, 2007 from FreeEdgar.com, Inc. to Rosenthal & Rosenthal, Inc.

10.10	Guarantee dated April 5, 2007 from Financial Insight Systems, Inc. to Rosenthal & Rosenthal, Inc.

99.1	Press release dated April 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2007	EDGAR ONLINE, INC.

/s/ Susan Strausberg
Susan Strausberg
Chief Executive Officer, President and Secretary